Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-267294) of Theriva Biologics, Inc. (formerly known as Synthetic Biologics, Inc.) of our report dated February 10, 2022, with respect to the financial statements of VCN Biosciences, S.L., which report appears in the Amendment No. 1 to Form 8-K of Synthetic Biologics, Inc. dated May 6, 2022.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ KPMG Auditores, S.L.

Barcelona, Spain

December 5, 2022